Green Dot Reports Second Quarter 2015 Non-GAAP YoY Revenue Growth of 15% to $171M, Adjusted EBITDA margin of 20% and Non-GAAP EPS of $0.28
Better than expected Q2 results; Refines full year guidance

Pasadena, CA - August 4, 2015 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the second quarter ended June 30, 2015.
For the second quarter of 2015, Green Dot reported growth of 16% and 15% year-over-year in consolidated GAAP and non-GAAP total operating revenues1 to $170.2 million and $170.8 million, respectively, and a decrease of 6% in adjusted EBITDA to $34.2 million. Green Dot also reported $0.06 in GAAP diluted earnings per share and $0.28 in non-GAAP diluted earnings per share1, representing an 81% and 32% year-over-year decrease, respectively.
GAAP and Non-GAAP results during the second quarter of 2015 were negatively impacted by our legacy business generating lower net revenues year-over-year despite a similar cost base, and the fact that we absorbed two months’ worth of the new Walmart commission rates in the quarter. Additionally, we reported an increase in depreciation and amortization, mainly as a consequence of previously adopting an increased capitalization rate of internal use software development, higher net interest expense and an increase in the effective tax rate versus last year. Furthermore, the Company had 7.9 million additional fully diluted shares year-over-year attributable primarily to acquisitions subsequent to the second quarter of 2014.
Net cash provided by operating activities in the quarter totaled $31.9 million. As of June 30, 2015, Green Dot’s consolidated balance sheet held total cash and investment securities of $963.0 million, which is 13% higher than at the same time last year.
"These results exceeded our stated expectations for non-GAAP total operating revenue, adjusted EBITDA and non-GAAP EPS for the quarter. I’m pleased with how we’ve navigated through Q2 and the first half of the year in general given the larger than expected headwinds associated with the discontinuation of the MoneyPak PIN product. Our strong consolidated results are the result of our company now having multiple products; not just prepaid, delivered through multiple channels; not just retail, and having high margin businesses like processing, complementing lower margin businesses, like bank accounts, We think these results help to illustrate how Green Dot has evolved in recent years to become a growing, technology-centric and diversified branchless bank with a loyal, sticky and increasingly high-quality customer base. Of course, we have much work left to do, but we feel good about where we are as a company and we feel optimistic about the long-term prospects for our business,” said Steve Streit, Green Dot Chairman and Chief Executive Officer.
Consolidated GAAP financial results for the second quarter of 2015 compared to the second quarter of 2014:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 16% to $170.2 million for the second quarter of 2015 from $147.0 million for the second quarter of 2014

•	GAAP net income decreased 76% to $3.5 million for the second quarter of 2015 from $14.3 million for the second quarter of 2014.

•
GAAP basic and diluted earnings per common share were $0.07 and $0.06 for the second quarter of 2015 versus $0.32 and $0.31 for the second quarter of 2014, representing a decrease of 78% and 81%, respectively

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

•
GAAP results during the second quarter of 2015 were negatively impacted by amortization of $5.9 million, or $0.06 per diluted earnings per common share associated with acquired intangible assets from our recent acquisitions, and an impairment charge of internal-use software of $5.0 million, or $0.05 per diluted earnings per common share, neither of which were present in the comparable prior year period results

Consolidated non-GAAP financial results for the second quarter of 2015 compared to the second quarter of 2014:1

•	Non-GAAP total operating revenues[1] increased 15% to $170.8 million for the second quarter of 2015 from $149.0 million for the second quarter of 2014

•	Non-GAAP net income[1] decreased 21% to $14.8 million for the second quarter of 2015 from $18.8 million for the second quarter of 2014

•	Non-GAAP diluted earnings per share[1] decreased 32% to $0.28 for the second quarter of 2015 versus $0.41 for the second quarter of 2014

•
Adjusted EBITDA[1] decreased 6% to $34.2 million, or 20% of non-GAAP total operating revenues[1] for the second quarter of 2015 from $36.4 million, or 24% of non-GAAP total operating revenues[1] for the second quarter of 2014

The following table shows the Company's quarterly key business metrics for each of the last six calendar quarters. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described:

	2015		2014
	Q2	Q1	Q4	Q3	Q2	Q1
		(In millions)
Number of cash transfers	9.55	10.09	12.49	12.49	12.55	12.60
Number of tax refunds processed	2.00	8.52	—	—	—	—
Number of active cards at quarter end	4.80	5.38	4.72	4.63	4.72	4.74
Gross dollar volume	$5,177	$6,350	$5,138	$4,634	$4,668	$5,335
Purchase volume	$3,829	$4,684	$3,547	$3,363	$3,420	$3,885

Green Dot Acting CFO Mark Shifke stated, “Over the past 4 weeks, we have been encouraged by the trends we are seeing in our unit sales of cash transfers, unit sales of new cards and card retention rates. Although future uncertainty still remains, these trends would seem to indicate that we are beginning to see a leveling off of the MoneyPak headwinds. Nevertheless, if these trends continue at their current level, we will end the year below our current revenue guidance. As it relates to our adjusted EBITDA and non-GAAP EPS forecast, we continue to perform much better. Despite absorbing eight months of the new Walmart commission rates and the lower than forecast revenue for the full year, we still expect to be within our originally guided adjusted EBITDA and non-GAAP EPS ranges, albeit at the lower end. As such, we are refining our guidance to bring down our revenue range while narrowing our adjusted EBITDA and non-GAAP EPS ranges to reflect our latest information.”

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Updated Outlook for 2015
Non-GAAP Total Operating Revenues2:

•	Green Dot now expects full-year non-GAAP total operating revenues in the range of $700-$720 million, versus its previous guidance range of $720-$740 million.

•	For Q3, Green Dot expects non-GAAP total operating revenues of approximately $148 million.
Adjusted EBITDA2:

•	The Company now expects its adjusted EBITDA[2] for the full year in the range of $150-$160 million, versus its original guidance range of $150-$170 million.

•	For Q3, Green Dot expects adjusted EBITDA[2] of approximately $18 million.
Non-GAAP EPS2:

•	Green Dot now expects its non-GAAP EPS[2] for the full year in the range of $1.24-1.35, versus its original guidance range of $1.24-$1.47.

•	For Q3, Green Dot expects non-GAAP EPS[2] of approximately $0.07.
Green Dot's outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
The Company's non-GAAP EPS2 range for 2015 is calculated as follows.

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$150	$160
Depreciation and amortization*	(43)	(43)
Net interest income	—	—
Non-GAAP pre-tax income	$107	$117
Tax impact**	(39)	(43)
Non-GAAP net income	$68	$74
Non-GAAP diluted weighted-average shares issued and outstanding**	55	55
Non-GAAP earnings per share	$1.24	$1.35

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes an effective tax rate of 36.5%

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss second quarter 2015 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 10068528. The replay will be available through Tuesday, August 11, 2015. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's guidance contained under "Updated Outlook for 2015" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 4, 2015, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; acquisition-related adjustments; and other charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2015 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP diluted earnings per share, and non-GAAP weighted-average shares issued and outstanding. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The

Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at ir.greendot.com.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiary bank, Green Dot Bank, is a pro-consumer financial technology innovator with a mission to reinvent personal banking for the masses. Green Dot invented the prepaid debit card industry and is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$763,870	$724,158
Federal funds sold	481	480
Restricted cash	4,665	2,015
Investment securities available-for-sale, at fair value	76,746	46,650
Settlement assets	46,855	148,694
Accounts receivable, net	26,547	48,904
Prepaid expenses and other assets	28,673	23,992
Income tax receivable	—	16,290
Total current assets	947,837	1,011,183
Restricted cash	2,182	2,152
Investment securities, available-for-sale, at fair value	122,433	73,781
Loans to bank customers, net of allowance for loan losses of $377 and $444 as of June 30, 2015 and December 31, 2014, respectively	6,451	6,550
Prepaid expenses and other assets	11,067	11,896
Property and equipment, net	76,705	77,284
Deferred expenses	7,805	17,326
Net deferred tax assets	8,557	6,268
Goodwill and intangible assets	484,383	417,200
Total assets	$1,667,420	$1,623,640
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,870	$36,444
Deposits	609,981	565,401
Obligations to customers	55,321	98,052
Settlement obligations	4,300	4,484
Amounts due to card issuing banks for overdrawn accounts	1,721	1,224
Other accrued liabilities	72,760	79,137
Deferred revenue	13,749	24,418
Note payable	22,500	22,500
Income tax payable	11,213	—
Net deferred tax liabilities	4,253	3,995
Total current liabilities	812,668	835,655
Other accrued liabilities	40,254	31,495
Note payable	116,250	127,500
Total liabilities	969,172	994,650

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of June 30, 2015 and December 31, 2014; 2 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	2	2
Class A common stock, $0.001 par value: 100,000 shares authorized as of June 30, 2015 and December 31, 2014; 51,911 and 51,146 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	52	51
Additional paid-in capital	408,522	383,296
Retained earnings	290,002	245,693
Accumulated other comprehensive loss	(330)	(52)
Total stockholders’ equity	698,248	628,990
Total liabilities and stockholders’ equity	$1,667,420	$1,623,640

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$83,810	$60,892	$171,034	$129,059
Processing and settlement service revenues	39,416	45,491	126,537	91,767
Interchange revenues	47,635	42,655	102,361	89,869
Stock-based retailer incentive compensation	(614)	(2,022)	(2,520)	(4,410)
Total operating revenues	170,247	147,016	397,412	306,285
Operating expenses:
Sales and marketing expenses	55,845	57,200	117,124	117,443
Compensation and benefits expenses	41,461	30,215	82,815	57,178
Processing expenses	27,120	17,285	57,720	39,364
Other general and administrative expenses	38,903	20,584	66,939	46,908
Total operating expenses	163,329	125,284	324,598	260,893
Operating income	6,918	21,732	72,814	45,392
Interest income	1,118	1,039	2,496	2,016
Interest expense	(1,549)	(29)	(3,045)	(45)
Income before income taxes	6,487	22,742	72,265	47,363
Income tax expense	2,991	8,399	27,956	17,715
Net income	3,496	14,343	44,309	29,648
Income attributable to preferred stock	(99)	(1,703)	(1,263)	(3,966)
Net income available to common stockholders	$3,397	$12,640	$43,046	$25,682

Basic earnings per common share:	$0.07	$0.32	$0.83	$0.66
Diluted earnings per common share:	$0.06	$0.31	$0.83	$0.64
Basic weighted-average common shares issued and outstanding:	51,811	39,394	51,631	38,433
Diluted weighted-average common shares issued and outstanding:	52,275	40,052	52,104	39,466

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
	(In thousands)
Operating activities
Net income	$44,309	$29,648
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	18,478	15,557
Amortization of intangible assets	11,209	—
Provision for uncollectible overdrawn accounts	31,566	16,059
Employee stock-based compensation	11,623	8,686
Stock-based retailer incentive compensation	2,520	4,410
Amortization of premium on available-for-sale investment securities	508	538
Change in fair value of contingent consideration	(7,516)	—
Impairment of capitalized software	4,997	—
Amortization of deferred financing costs	767	—
Deferred income tax expense	12	—
Changes in operating assets and liabilities:
Accounts receivable, net	(7,134)	3,458
Prepaid expenses and other assets	(1,948)	1,983
Deferred expenses	9,521	6,372
Accounts payable and other accrued liabilities	(19,898)	(16,328)
Amounts due to card issuing banks for overdrawn accounts	497	(49,391)
Deferred revenue	(10,719)	(10,394)
Income tax receivable	27,424	13,960
Other, net	56	(49)
Net cash provided by operating activities	116,272	24,509

Investing activities
Purchases of available-for-sale investment securities	(126,036)	(93,388)
Proceeds from maturities of available-for-sale securities	33,531	83,263
Proceeds from sales of available-for-sale securities	12,935	38,109
Increase in restricted cash	(1,253)	(601)
Payments for acquisition of property and equipment	(25,042)	(14,096)
Net decrease in loans	99	222
Acquisition, net of cash acquired	(65,209)	(14,860)
Net cash used in investing activities	(170,975)	(1,351)

Financing activities
Repayments of borrowings from note payable	(11,250)	—
Borrowings on revolving line of credit	30,001	—
Repayments on revolving line of credit	(30,001)	—
Proceeds from exercise of options	798	3,348
Excess tax benefits from exercise of options	27	3,563
Net increase in deposits	44,580	240,014
Net increase (decrease) in obligations to customers	60,929	(13,693)
Contingent consideration payments	(668)	—
Net cash provided by financing activities	94,416	233,232

Net increase in unrestricted cash, cash equivalents, and federal funds sold	39,713	256,390
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	724,638	423,621
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$764,351	$680,011

Cash paid for interest	$2,278	$46
Cash paid for income taxes	$891	$219

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended June 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$134,772	$42,631	$(7,156)	$170,247
Operating expenses	125,051	18,139	20,139	163,329
Operating income	$9,721	$24,492	$(27,295)	$6,918

	Six Months Ended June 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$282,631	$132,807	$(18,026)	$397,412
Operating expenses	243,204	54,997	26,397	324,598
Operating income	$39,427	$77,810	$(44,423)	$72,814
Beginning in 2015, the Company's operations are comprised of two reportable segments, Account Services and Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts and open-loop gift cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network and the Company's tax refund processing services. The Corporate and Other segment primarily consists of unallocated corporate expenses, depreciation and amortization, intercompany eliminations and other costs that are not considered when the Company's management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Total operating revenues	$170,247	$147,016	$397,412	$306,285
Stock-based retailer incentive compensation (2)(4)	614	2,022	2,520	4,410
Contra-revenue advertising costs (3)(4)	(72)	—	1,744	—
Non-GAAP total operating revenues	$170,789	$149,038	$401,676	$310,695
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Net income	$3,496	$14,343	$44,309	$29,648
Employee stock-based compensation expense (5)	6,410	4,714	11,623	8,686
Stock-based retailer incentive compensation (2)	614	2,022	2,520	4,410
Amortization of acquired intangibles (6)	5,884	286	11,209	286
Change in fair value of contingent consideration (6)	100	—	(7,516)	—
Other charges (7)	(182)	—	2,485	—
Transaction costs (6)	403	—	685	—
Amortization of deferred financing costs (7)	383	—	767	—
Impairment charges (7)	4,997	—	4,997	—
Income tax effect (8)	(7,259)	(2,593)	(10,355)	(5,005)
Non-GAAP net income	$14,846	$18,772	$60,724	$38,025
Diluted earnings per share*
GAAP	$0.06	$0.31	$0.83	$0.64
Non-GAAP	$0.28	$0.41	$1.13	$0.83
Diluted weighted-average shares issued and outstanding
GAAP	52,275	40,052	52,104	39,466
Non-GAAP	53,804	45,857	53,678	45,968

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Diluted weighted-average shares issued and outstanding	52,275	40,052	52,104	39,466
Assumed conversion of weighted-average shares of preferred stock	1,518	5,369	1,516	6,011
Weighted-average shares subject to repurchase	11	436	58	491
Non-GAAP diluted weighted-average shares issued and outstanding	53,804	45,857	53,678	45,968

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Stock outstanding as of June 30:
Class A common stock	51,911	40,053	51,911	40,053
Preferred stock (on an as-converted basis)	1,519	5,369	1,519	5,369
Total stock outstanding as of June 30:	53,430	45,422	53,430	45,422
Weighting adjustment	(90)	(223)	(225)	(487)
Dilutive potential shares:
Stock options	272	515	276	831
Restricted stock units	185	138	189	195
Employee stock purchase plan	7	5	8	7
Non-GAAP diluted weighted-average shares issued and outstanding	53,804	45,857	53,678	45,968
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Net income	$3,496	$14,343	$44,309	$29,648
Net interest income (4)	431	(1,010)	549	(1,971)
Income tax expense	2,991	8,399	27,956	17,715
Depreciation of property and equipment (4)	9,102	7,607	18,477	15,271
Employee stock-based compensation expense (4)(5)	6,410	4,714	11,623	8,686
Stock-based retailer incentive compensation (2)(4)	614	2,022	2,520	4,410
Amortization of acquired intangibles (4)(6)	5,884	286	11,209	286
Change in fair value of contingent consideration (4)(6)	100	—	(7,516)	—
Other charges (4)(7)	(182)	—	2,485	—
Transaction costs (4)(6)	403	—	685	—
Impairment charges (4)(7)	4,997	—	4,997	—
Adjusted EBITDA	$34,246	$36,361	$117,294	$74,045
Non-GAAP total operating revenues	$170,789	$149,038	$401,676	$310,695
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	20.1%	24.4%	29.2%	23.8%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

		FY 2015
		Range
	Q3 2015	Low	High
	(In millions)
Total operating revenues	$147	$694	$714
Stock-based retailer incentive compensation (2)	—	3	3
Contra-revenue advertising costs (3)	1	3	3
Non-GAAP total operating revenues	$148	$700	$720
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

		FY 2015
		Range
	Q3 2015	Low	High
	(In millions)
Net income (loss)	$(4)	$36	$42
Adjustments (9)	22	114	118
Adjusted EBITDA	$18	$150	$160

Non-GAAP total operating revenues	$148	$720	$700
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	12%	21%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

		FY 2015
		Range
	Q3 2015	Low	High
	(In millions, except per share data)
Net income (loss)	$(4)	$36	$42
Adjustments (9)	8	32	32
Non-GAAP net income	$4	$68	$74
Diluted earnings per share*
GAAP	$(0.08)	$0.68	$0.79
Non-GAAP	$0.07	$1.24	$1.35
Diluted weighted-average shares issued and outstanding
GAAP	53	53	53
Non-GAAP	54	55	55

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

		FY 2015
		Range
	Q3 2015	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding
Assumed conversion of weighted-average shares of preferred stock	53	53	53
Weighted-average shares subject to repurchase	1	2	2
Non-GAAP diluted weighted-average shares issued and outstanding	54	55	55

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $6.4 million and $4.7 million for the three months ended June 30, 2015 and 2014, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other charges, transaction costs, and impairment charges that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company does not believe these non-cash expenses are reflective of ongoing operating results. Our right to repurchase any shares issued to Walmart fully lapsed during the three months ended June 30, 2015. As a result, we will no longer recognize stock-based retailer incentive compensation in future periods.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results. Prior to 2015, the Company did not have any co-op advertising costs recorded as contra-revenue.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software and other charges related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(8)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date effective tax rate.

(9)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other income and expenses and transaction costs. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).